Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
BY THE CHIEF EXECUTIVE OFFICER,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

I, Dr. Amnon Gonenne, President, Chief Executive Officer and Director of MabCure, Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(a)

The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m), except for the audit of our financial statements by our independent registered public accounting firm; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Dr. Amnon Gonenne
Name:	Dr. Amnon Gonenne
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)
Date:	April 16, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of this Form 10-K), irrespective of any general incorporation language contained in such filing.